Exhibit 99.1

Earnings Release FY19 Q1	Investor Contact	Media Contact
	Gerry Gould, VP-Investor Relations	Carla Burigatto, VP-Communications
	(781) 356-9402	(781) 348-7263
	gerry.gould@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports 1st Quarter Fiscal 2019 Results; Affirms Fiscal Year 2019 Revenue, Adjusted EPS and Cash Flow Guidance

Braintree, MA, August 7, 2018 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first fiscal 2019 quarter, which ended June 30, 2018:

1st Quarter 2019
Revenue, increase	$229 million, +9%
Revenue increase, constant currency	+7%
Net loss per share	($0.05)
Adjusted net income per diluted share	$0.59
Cash flow from operating activities	$23 million
Free cash flow before restructuring & turnaround	$6 million

Chris Simon, Haemonetics’ CEO, stated: “Our first quarter revenue and adjusted earnings provide evidence that our turnaround plans are working and increase our confidence in achieving profitable accelerated growth. The investments we are making, coupled with strong market demand, drove overall revenue growth and operating leverage.”

GAAP RESULTS

Revenue of $229.3 million was up $18.4 million or 8.7% compared to the first quarter of fiscal 2018. Business unit revenue and revenue growth rates versus the prior year first quarter were as follows ($ million):

Plasma	$116.9	+ 15.2%
Hospital	$48.0	+ 9.3%
Blood Center	$64.5	(1.7)%

Gross margin was 36.3% in the first quarter of fiscal 2019, down 720 basis points compared to the prior year first quarter, as $25.1 million of asset impairment charges and accelerated depreciation were included in the first quarter of fiscal 2019.

Operating expenses were $78.0 million in the first quarter of fiscal 2019, up $2.9 million or 3.9% versus the prior year first quarter. Additionally $3.4 million and $2.4 million of restructuring and turnaround costs were included in operating expenses in the first quarters of fiscal 2019 and 2018, respectively.

Including $25.1 million of asset impairment charges and accelerated depreciation, operating income in the first quarter of fiscal 2019 was $5.3 million, down $11.3 million compared with the first quarter of the prior fiscal year. The Company reported a first quarter 2019 net loss of ($2.8) million or ($0.05) per share, compared with net income of $20.1 million or $0.38 per diluted share in the prior year’s first quarter.

ADJUSTED RESULTS

On a constant currency basis, revenue for the first quarter of fiscal 2019 was up 7.2% compared to the prior year first quarter. Business unit revenue growth rates, which exclude the impact of currency, compared with the prior fiscal year first quarter, were as follows:

Plasma	+ 14.0%
Hospital	+ 6.3%
Blood Center	(3.1)%

Plasma revenue growth in North America was 17.1% in the first quarter of fiscal 2019 and included 15.3% growth in disposables coupled with strength in liquid solutions and software revenues. Subsequent to the first quarter of fiscal 2019, the Company entered into long-term commercial contracts and began rollout with several Plasma customers for the delivery of NexSys PCS™ devices and NexLynk DMS™ donor management software. Within Hospital, revenue growth in the Hemostasis Management product line was 20.6% in the first quarter of fiscal 2019.

In the first quarter of fiscal 2019, adjusted gross margin was 47.2%, up 370 basis points compared with the same quarter of the prior year, due to Complexity Reduction Initiative savings, favorable revenue volume and product mix, and the inclusion in the prior year first quarter of costs related to liquid solutions production delays. Additionally, 140 basis points of improvement were attributable to favorable foreign currency.

Adjusted operating expenses were $67.6 million, up $1.5 million or 2.2%, as the Company continued to make planned investments to accelerate revenue growth. Adjusted operating income was $40.7 million, up $15.1 million, or 59.2%, while adjusted operating margin was 17.8%, up 570 basis points as compared with the first quarter of fiscal 2018. The adjusted tax rate of 18.0% in the first quarter of fiscal 2019 compares with an adjusted tax rate of 27.9% in the prior year first quarter, reflecting benefits from recent U.S. tax reform and continuation of a favorable geographic income shift.

First quarter adjusted net income was $31.8 million, up $14.3 million, and adjusted earnings per share was $0.59 versus $0.33 in the first quarter of fiscal 2018.

BALANCE SHEET AND CASH FLOW

Cash on hand at the end of the first quarter of fiscal 2019 was $192.1 million, an increase of $11.9 million in the quarter. The Company realized net cash proceeds of $94.1 million upon refinancing its debt and $4.6 million from employee stock programs during the first quarter of fiscal 2019. Cash utilized included $80.0 million for repurchasing shares and $10.2 million for restructuring and turnaround initiatives net of tax benefits.

First quarter fiscal 2019 free cash flow was ($4.1) million, including net restructuring and turnaround funding, and $6.0 million before such funding.

SHARE REPURCHASE PROGRAM

As part of its previously announced $260 million share repurchase program, the Company repurchased 0.85 million of its common shares for $80 million via an accelerated share repurchase (“ASR”) agreement with Citibank N.A that was completed on August 1, 2018. Together with a previous ASR program completed in May, 2018 the Company has repurchased 2.2 million shares and disbursed $180 million.

ASSET IMPAIRMENTS, RESTRUCTURING AND TURNAROUND EXPENSES, DEAL AMORTIZATION AND GAIN ON DIVESTITURE

The Company incurred charges totaling $25.1 million in the first quarter of fiscal 2019, comprised of $21.2 million of asset impairments and $3.9 million of accelerated depreciation. The impairments were mostly related to the write-off of a non-strategic production line in the Blood Center business. The accelerated depreciation was related to PCS® 2 devices in the Plasma business and will continue throughout the NexSys PCS rollout.

The Company incurred $3.3 million of restructuring and turnaround expenses and $0.7 million of legal charges in the first quarter of fiscal 2019 and $2.5 million of restructuring and turnaround expenses in the first quarter of fiscal 2018.

These impairments, accelerated depreciation, expenses and charges were excluded from the computation of adjusted earnings, as were deal amortization expenses of $6.3 million and $6.5 million in the first quarters of fiscal 2019 and 2018, respectively. Also excluded from first quarter fiscal 2018 adjusted earnings was a gain of $8.0 million realized upon divestiture of the Company’s SEBRA line of benchtop and hand held sealers.

GUIDANCE

The Company affirmed previous fiscal 2019 guidance for constant currency revenue growth, adjusted earnings and cash flows, and lowered its guidance for operating margin (GAAP) and earnings per diluted share (GAAP) to reflect the first quarter impact of asset impairments and accelerated depreciation summarized as follows:

FY 2019
Plasma revenue including 10-14% growth in North America	7-10%
Hospital revenue including double-digit percentage growth in Hemostasis Mgmt.	5-8%
Blood Center revenue	(3-6%)
Total revenue	3-5%
Operating Margin (GAAP)	7-9%
Adjusted Operating Margin	16-18%
Earnings per Diluted Share (GAAP)	$0.70 - $0.90
Adjusted Earnings per Diluted Share	$2.00 - $2.30
Cash Flow from Operating Activities (GAAP)	$150 - $175 million
Free Cash Flow, Before Restructuring & Turnaround	$25 - $50 million

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss first quarter fiscal 2019 results on Tuesday, August 7, 2018 at 8:00am Eastern Time. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9513 from international locations, using the access code 6164607. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/m6/p/bcyyy75d.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed by the following direct link:
http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9NDA5MTk2fENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636682931304087427.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results.

In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue using a constant currency conversion rate. Adjusted operating income, net income and earnings per share exclude restructuring and turnaround and deal amortization expenses, asset impairments, accelerated depreciation and legal charges. Adjusted net income and earnings per share also exclude gains and losses on asset dispositions. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment.

Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for the First Quarter of FY19 and FY18
(Data in thousands, except per share data)

	6/30/2018	7/1/2017	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$229,347	$210,951	8.7%
Gross profit	83,244	91,665	(9.2)%

R&D	9,406	8,193	14.8%
S,G&A	68,545	66,861	2.5%
Operating expenses	77,951	75,054	3.9%

Operating income	5,293	16,611	(68.1)%

Gain on divestiture	—	8,000	(100.0)%
Interest and other expense, net	(1,978)	(1,359)	45.5%
Income before taxes	3,315	23,252	(85.7)%

Tax expense	6,134	3,115	96.9%

Net (loss) income	$(2,819)	$20,137	n/m

Net (loss) income per common share assuming dilution	$(0.05)	$0.38	n/m

Weighted average number of shares:
Basic	52,119	52,443
Diluted	52,119	52,811

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	36.3%	43.5%	(7.2)%
R&D	4.1%	3.9%	0.2%
S,G&A	29.9%	31.7%	(1.8)%
Operating income	2.3%	7.9%	(5.6)%
Income before taxes	1.4%	11.0%	(9.6)%
Net (loss) income	(1.2)%	9.5%	(10.7)%

Revenue Analysis for the First Quarter of FY19 and FY18
(Data in thousands)

	Three Months Ended
	6/30/2018	7/1/2017	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$142,140	$131,052	8.5%	—%	8.5%
International	87,207	79,899	9.1%	4.0%	5.1%
Net revenues	$229,347	$210,951	8.7%	1.5%	7.2%

Revenues by business unit
Plasma	$116,903	$101,507	15.2%	1.2%	14.0%
Blood Center	64,483	65,565	(1.7)%	1.4%	(3.1)%
Hospital(2)	47,961	43,879	9.3%	3.0%	6.3%
Net revenues	$229,347	$210,951	8.7%	1.5%	7.2%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

(2) Hospital revenue includes both Cell Processing and Hemostasis Management revenue. Hemostasis Management revenue was $21.8 million and $17.5 million for the three months ended June 30, 2018 and July 1, 2017, respectively. Hemostasis Management revenue increased 24.0% in the first quarter of fiscal 2019 as compared with the same period of fiscal 2018. Without the effect of foreign exchange, Hemostasis Management revenue increased 20.6% in the first quarter of fiscal 2019 as compared with the same period of fiscal 2018.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	6/30/2018	3/31/2018
	(unaudited)
Assets
Cash and cash equivalents	$192,106	$180,169
Accounts receivable, net	151,336	151,226
Inventories, net	175,329	160,799
Other current assets	32,246	28,983
Total current assets	551,017	521,177
Property, plant & equipment, net	315,873	332,156
Intangible assets, net	148,730	156,589
Goodwill	210,903	211,395
Other assets	14,645	16,022
Total assets	$1,241,168	$1,237,339

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$17,043	$194,259
Other current liabilities	176,952	190,444
Total current liabilities	193,995	384,703
Long-term debt	330,838	59,423
Other long-term liabilities	42,276	40,784
Stockholders' equity	674,059	752,429
Total liabilities & stockholders' equity	$1,241,168	$1,237,339

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Three Months Ended
	6/30/2018	7/1/2017
	(unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(2,819)	$20,137
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	26,415	21,789
Gain on divestiture	—	(8,000)
Stock-based compensation expense	3,379	1,343
Impairment of assets	21,170	—
Provision for losses on accounts receivable and inventory	(352)	928
Change in other non-cash operating activities	19	658
Change in accounts receivable, net	(1,577)	2,203
Change in inventories, net	(15,058)	1,417
Change in other working capital	(8,055)	(2,050)
Net cash provided by operating activities	23,122	38,425
Cash Flows from Investing Activities:
Capital expenditures	(27,514)	(13,721)
Proceeds from divestiture	—	9,000
Proceeds from sale of property, plant and equipment	250	981
Net cash used in investing activities	(27,264)	(3,740)
Cash Flows from Financing Activities:
Borrowings, net of repayments	94,052	(11,601)
Share repurchases	(80,000)	—
Proceeds from employee stock programs	4,611	8,052
Net cash provided by (used in) financing activities	18,663	(3,549)
Effect of exchange rates on cash and cash equivalents	(2,584)	1,039
Net Change in Cash and Cash Equivalents	11,937	32,175
Cash and Cash Equivalents at Beginning of the Period	180,169	139,564
Cash and Cash Equivalents at End of Period	$192,106	$171,739

Free Cash Flow Reconciliation:
Cash provided by operating activities	$23,122	$38,425
Capital expenditures, net of proceeds from sale of property, plant and equipment	(27,264)	(12,740)
Free cash flow after restructuring and turnaround costs	(4,142)	25,685
Restructuring and turnaround costs	12,783	4,788
Tax benefit on restructuring and turnaround costs	(2,630)	(1,497)
Free cash flow before restructuring and turnaround costs	$6,011	$28,976

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, program management, implementation of outsourcing initiatives, accelerated depreciation and other costs associated with the fiscal 2018 Complexity Reduction Initiative launched on November 1, 2017.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments, accelerated depreciation, legal charges, the impact of tax reform and gain on divestiture.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the First Quarter of FY19 and FY18
(Data in thousands except per share data)
	Three Months Ended
	6/30/2018	7/1/2017
	(unaudited)
GAAP gross profit	$83,244	$91,665
Impairment of assets	21,170	—
Accelerated depreciation	3,939	—
Restructuring and turnaround costs	(34)	55
Adjusted gross profit	$108,319	$91,720

GAAP operating expenses	$77,951	$75,054
Restructuring and turnaround costs	(3,383)	(2,428)
Deal amortization	(6,300)	(6,491)
Legal charges (1)	(675)	—
Adjusted operating expenses	$67,593	$66,135

GAAP operating income	$5,293	$16,611
Impairment of assets	21,170	—
Accelerated depreciation	3,939	—
Restructuring and turnaround costs	3,349	2,483
Deal amortization	6,300	6,491
Legal charges (1)	675	—
Adjusted operating income	$40,726	$25,585

GAAP net (loss) income	(2,819)	20,137
Impairment of assets	21,170	—
Accelerated depreciation	3,939	—
Restructuring and turnaround costs	3,349	2,483
Deal amortization	6,300	6,491
Legal charges (1)	675	—
Gain on divestiture	—	(8,000)
Tax impact associated with adjustments	(826)	(3,639)
Adjusted net income	$31,788	$17,472

GAAP net (loss) income per common share	$(0.05)	$0.38
Adjusted items after tax per common share assuming dilution	$0.64	$(0.05)
Adjusted net income per common share assuming dilution	$0.59	$0.33
(1) Reflects amounts accrued for resolution of customer damages assessments associated with the fiscal 2018 voluntary acrodose recall.